Exhibit 99.1

News Release

Trustmark Corporation Announces 2017 Financial Results

JACKSON, Miss. – January 23, 2018 – Trustmark Corporation (NASDAQ:TRMK) reported net income  of $15.8 million in the fourth quarter of 2017, which represented diluted earnings per share of $0.23.   Included in the fourth quarter financial results were one-time charges resulting from the re-measurement of Trustmark’s net deferred tax assets due to the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Reform Act) and the elimination of a deferred tax valuation allowance related to a prior merger, which collectively reduced net income by $17.0 million, or $0.25 per diluted share.  Adjusting for these items, net income in the fourth quarter totaled $32.7 million, representing diluted earnings per share of $0.48, an increase of 11.6% when compared to the same period in the prior year.

For the full year, Trustmark’s net income totaled $105.6 million, which represented diluted earnings per share of $1.56.  Excluding the one-time charges referenced above as well as the non-routine items related to the termination of Trustmark’s defined benefit pension plan ($10.9 million), the RB Bancorporation merger ($2.0 million) and the non-taxable proceeds related to life insurance ($4.9 million), diluted earnings per share were $1.92 in 2017.  Excluding non-routine items, diluted earnings per share were $1.70 in 2016.

Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2018, to shareholders of record on March 1, 2018.

2017 Highlights

•	Loans held for investment increased $718.8 million, or 9.2%, during the year
•	Credit quality remained solid as net charge-offs represented 11 basis points of average loans
•	Deposits increased $521.5 million, or 5.2%
•	Expanded presence in attractive Huntsville, Alabama MSA with the merger of RB Bancorporation
•	Revenue totaled $592.2 million, an increase of $30.7 million, or 5.5%

Gerard R. Host, President and CEO, stated, “Trustmark made significant accomplishments in 2017.  We continued to provide customers with the products and services they desired as evidenced by our fourth consecutive year of robust loan growth and solid performance across our financial services businesses. Our Mortgage Banking, Insurance Services and Wealth Management businesses posted another year of solid results.  We expanded our digital banking platform with the introduction of myTrustmark® Business, which was well received by our customers.  We also made investments to enhance our customer contact center as well as to replace legacy-banking systems.  In addition, we continued to realign delivery channels in response to changing customer preferences and embraced opportunities to enhance efficiency and profitability.  Trustmark is well-positioned to meet the needs of our customers and create long-term value for our shareholders.”

Balance Sheet Management

•	Continued balance sheet optimization as maturing investment securities were replaced with organic loan growth
•	Deposit costs remained well controlled

Loans held for investment totaled $8.6 billion at December 31, 2017, an increase of 1.9% from the prior quarter and 9.2% from the same period one year earlier.  Compared to the prior quarter, construction, land development and other land loans expanded $37.5 million, driven by growth in construction loans in Alabama. Other real estate secured loans increased by $35.8 million over the prior quarter, as growth in Mississippi and Alabama offset a minimal decrease in Tennessee.  Loans secured by 1-4 family residential properties grew $26.6 million quarter over quarter, principally due to growth in Mississippi and Alabama.  Other loans, which include loans to nonprofits and financial intermediaries, increased $25.4 million as growth in Mississippi, Texas and Tennessee more than offset declines in Alabama and Florida.

Acquired loans totaled $261.5 million at December 31, 2017, down $22.2 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $8.8 billion at December 31, 2017, up 1.6% from the prior quarter and 8.7% from the prior year.

Deposits totaled $10.6 billion at December 31, 2017, an increase of $345.8 million, or 3.4%, from the previous quarter and $521.5 million, or 5.2%, year-over-year.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 59% of deposits in checking accounts and a total cost of deposits of 0.28%.  The total cost of interest-bearing liabilities was 0.56% for the fourth quarter of 2017.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At December 31, 2017, Trustmark’s tangible equity to tangible assets ratio was 8.77%, while its total risk-based capital ratio was 13.10%.  Tangible book value per share was $17.35 at December 31, 2017, up 3.5% year-over-year.

Credit Quality

•	Allowance for loan losses represented 320.8% of nonperforming loans, excluding specifically reviewed impaired loans
•	Other real estate declined $5.1 million in the fourth quarter and $18.8 million year-over-year

Nonperforming loans totaled $67.6 million at December 31, 2017, down 2.5% from the prior quarter and up 37.3% year-over-year.  Other real estate totaled $43.2 million, reflecting a 10.6% linked-quarter decrease and a 30.3% year-over-year reduction.  Collectively, nonperforming assets totaled $110.8 million, reflecting a linked-quarter and year-over-year decrease of 5.8% and 0.4%, respectively.

Allocation of Trustmark's $76.7 million allowance for loan losses represented 0.95% of commercial loans and 0.68% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.90% at December 31, 2017.  This represents a level management considers commensurate with the inherent risk in the loan portfolio.  In aggregate, the allowance for both held for investment and acquired loan losses represented 0.92% of total loans held for investment and acquired loans.

Net charge-offs totaled $9.3 million in the fourth quarter resulting from two impaired loans being written-down to collateral value.  One of the credits was impaired and reserved earlier in the year, while the other was an existing substandard credit that was impaired, provisioned and written-down during the fourth quarter.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Net interest income (FTE) excluding acquired loans in 2017 totaled $402.9 million, up 7.2% from the prior year
•	Noninterest income in 2017 totaled $184.7 million, up 6.2% from the prior year

Revenue in the fourth quarter totaled $148.0 million, down 0.3% from the prior quarter, reflecting in part a seasonal reduction in noninterest income.  Net interest income (FTE) in the fourth quarter totaled $109.1 million, resulting in a net interest margin of 3.48%.  Compared to the prior quarter, net interest income (FTE) increased $214 thousand primarily due to growth in interest income (FTE) from the held for sale and held for investment loan portfolios, which was offset in part by decreased yields on the securities portfolio.  During the fourth quarter of 2017, the yield on acquired loans totaled 9.27% and included $1.1 million in recoveries from the settlement of debt, which represented approximately 1.63% of the annualized total acquired loan yield. Excluding acquired loans, the net interest margin for the fourth quarter of 2017 remained stable compared to the third quarter of 2017, as increased yields on the loans held for investment and held for sale portfolio were offset by decreased yields on the securities portfolio and higher costs of interest-bearing deposits and other borrowings. Net interest income (FTE) in 2017 totaled $427.3 million, resulting in a net interest margin (FTE) of 3.48%; excluding acquired loans, the net interest margin (FTE) was 3.36%.

Noninterest income totaled $44.0 million in the fourth quarter, down from the prior quarter primarily because of seasonally lower insurance commissions.  In the fourth quarter, bank card and other fees totaled $7.3 million, an increase of 1.6% from the prior quarter, while service charges on deposit accounts totaled $11.2 million, down 0.3% from the prior quarter.  Other income, net decreased $1.1 million linked quarter, primarily due to a decline in other miscellaneous income.

Insurance revenue in the fourth quarter totaled $8.8 million, reflecting a seasonal decrease of 15.2% from the prior quarter and an increase of 4.2% compared to one year earlier.  Insurance revenue in 2017 totaled $38.2 million, up $1.4 million relative to the prior year.  The solid performance in 2017 reflects increased business development efforts and initiatives that supported enhanced productivity.

Wealth management revenue totaled $7.7 million in the fourth quarter, an increase of 2.6% when compared to the prior quarter and 2.9% from levels one year earlier.  The year-over-year increase is primarily attributable to higher retail brokerage income.  Wealth management revenue in 2017 totaled $30.3 million, in-line with the prior year.  Trustmark remained focused on servicing clients and realigned processes to enhance productivity.

Mortgage banking revenue in the fourth quarter totaled $6.3 million, up $1.9 million from the prior quarter.  The linked-quarter increase is primarily attributable to reduced net negative hedge ineffectiveness.  Mortgage loan production in the fourth quarter totaled $337.5 million, a seasonal decrease of 1.2% from the prior quarter and a 17.0% decrease year-over-year, primarily due to lower refinancing activity and rising interest rates.

In 2017, mortgage banking revenue totaled $29.9 million, up 6.0% from the prior year as a net positive mortgage servicing hedge ineffectiveness and increased mortgage servicing income were offset in part by lower secondary marketing gains.  Mortgage loan production totaled $1.4 billion in 2017, down 15.6% from the prior year primarily due to an extremely competitive third party origination environment.

Noninterest Expense and Taxes

•	Core noninterest expense in 2017 totaled $399.5 million
•	Continued realignment of retail delivery channel
•	Trustmark estimates its annual effective income tax rate will decrease to approximately 12% to 14% beginning in 2018 primarily as a result of the Tax Cuts and Jobs Act of 2017

Core noninterest expense, which excludes other real estate expense ($666 thousand), intangible amortization ($1.5 million) and non-recurring items, totaled $100.8 million in the fourth quarter, an increase of $80 thousand on a comparable basis from the prior quarter and $3.6 million from the prior year.

Salaries and benefits totaled $59.8 million in the fourth quarter, up 1.6% linked quarter primarily due to increased expense related to incentive compensation programs.  Services and fees increased 1.9% from the prior quarter, reflecting higher spending on outside services and fees and advertising.  Other real estate expense totaled $666 thousand during the fourth quarter, representing a 22.9% decrease compared to the prior quarter.

Trustmark’s fourth quarter and year ended effective income tax rate equaled 61.4% and 31.6%, respectively.  Excluding the impact of the re-measurement of net deferred tax assets of $25.6 million related to the Tax Reform Act and the elimination of the deferred tax valuation allowance of $8.7 million during the fourth quarter, Trustmark’s fourth quarter and year ended effective tax rate would have been 19.9% and 20.6%, respectively.  Beginning in 2018, Trustmark estimates its annual effective income tax rate will be approximately 12% to 14% primarily as a result of the Tax Reform Act.  Trustmark’s effective income tax rate continues to be less than the statutory rate primarily due to various tax-exempt income items and its utilization of income tax credit programs.

Trustmark is committed to developing and maintaining relationships, supporting investments that promote profitable revenue growth and realigning retail delivery channels to support changing customer preferences. During 2017, Trustmark consolidated three branch offices and reallocated a portion of those resources to opening a new banking center.  Over the last five years, Trustmark has consolidated 38 branch offices with limited growth potential and established 10 banking centers in attractive growth markets.  In addition, Trustmark is piloting myTeller℠, an interactive video teller service provided through a centralized teller center which delivers most functions provided by traditional tellers.  The potential applications for this technology include deployment beyond the traditional branch network and expanded service hours, further enhancing customer convenience and improving operational efficiency. Trustmark also introduced myTrustmark® Business, an enhanced and robust digital banking service for commercial customers to meet growing mobile and online demand. Trustmark remains committed to investments that promote profitable revenue growth as well as reengineering and efficiency opportunities that enhance long-term shareholder value.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 24, 2018, at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, February 7, 2018, in archived format at the same web address or by calling (877) 344-7529, passcode 10115328.

Trustmark Corporation is a financial services company providing banking and financial solutions through 198 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Federal Reserve Board to reduce the size of its balance sheet and conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2017	9/30/2017	12/31/2016	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,247,247	$2,349,736	$2,271,503	$(102,489)	-4.4%	$(24,256)	-1.1%
Securities AFS-nontaxable	61,691	67,994	91,495	(6,303)	-9.3%	(29,804)	-32.6%
Securities HTM-taxable	1,045,723	1,086,773	1,101,382	(41,050)	-3.8%	(55,659)	-5.1%
Securities HTM-nontaxable	32,781	32,829	33,675	(48)	-0.1%	(894)	-2.7%
Total securities	3,387,442	3,537,332	3,498,055	(149,890)	-4.2%	(110,613)	-3.2%
Loans (including loans held for sale)	8,686,916	8,532,523	7,855,444	154,393	1.8%	831,472	10.6%
Acquired loans	273,918	299,221	282,197	(25,303)	-8.5%	(8,279)	-2.9%
Fed funds sold and rev repos	1,724	3,582	1,418	(1,858)	-51.9%	306	21.6%
Other earning assets	80,218	84,320	80,608	(4,102)	-4.9%	(390)	-0.5%
Total earning assets	12,430,218	12,456,978	11,717,722	(26,760)	-0.2%	712,496	6.1%
Allowance for loan losses	(86,704)	(85,363)	(82,604)	(1,341)	-1.6%	(4,100)	-5.0%
Cash and due from banks	315,586	312,409	314,420	3,177	1.0%	1,166	0.4%
Other assets	1,192,464	1,202,766	1,238,029	(10,302)	-0.9%	(45,565)	-3.7%
Total assets	$13,851,564	$13,886,790	$13,187,567	$(35,226)	-0.3%	$663,997	5.0%

Interest-bearing demand deposits	$2,244,625	$2,192,064	$1,920,273	$52,561	2.4%	$324,352	16.9%
Savings deposits	3,291,407	3,284,323	3,049,733	7,084	0.2%	241,674	7.9%
Time deposits	1,756,576	1,736,683	1,638,853	19,893	1.1%	117,723	7.2%
Total interest-bearing deposits	7,292,608	7,213,070	6,608,859	79,538	1.1%	683,749	10.3%
Fed funds purchased and repos	475,850	547,863	494,193	(72,013)	-13.1%	(18,343)	-3.7%
Short-term borrowings	1,276,543	1,335,476	435,576	(58,933)	-4.4%	840,967	n/m
Long-term FHLB advances	954	970	685,844	(16)	-1.6%	(684,890)	-99.9%
Subordinated notes	—	—	40,757	—	n/m	(40,757)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	9,107,811	9,159,235	8,327,085	(51,424)	-0.6%	780,726	9.4%
Noninterest-bearing deposits	2,994,292	3,003,763	3,160,959	(9,471)	-0.3%	(166,667)	-5.3%
Other liabilities	169,828	145,925	166,379	23,903	16.4%	3,449	2.1%
Total liabilities	12,271,931	12,308,923	11,654,423	(36,992)	-0.3%	617,508	5.3%
Shareholders' equity	1,579,633	1,577,867	1,533,144	1,766	0.1%	46,489	3.0%
Total liabilities and equity	$13,851,564	$13,886,790	$13,187,567	$(35,226)	-0.3%	$663,997	5.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2017	9/30/2017	12/31/2016	$ Change	% Change	$ Change	% Change
Cash and due from banks	$335,768	$350,123	$327,706	$(14,355)	-4.1%	$8,062	2.5%
Fed funds sold and rev repos	615	3,215	500	(2,600)	-80.9%	115	23.0%
Securities available for sale	2,238,635	2,369,089	2,356,682	(130,454)	-5.5%	(118,047)	-5.0%
Securities held to maturity	1,056,486	1,102,283	1,158,643	(45,797)	-4.2%	(102,157)	-8.8%
Loans held for sale (LHFS)	180,512	204,157	175,927	(23,645)	-11.6%	4,585	2.6%
Loans held for investment (LHFI)	8,569,967	8,407,341	7,851,213	162,626	1.9%	718,754	9.2%
Allowance for loan losses	(76,733)	(80,332)	(71,265)	3,599	4.5%	(5,468)	-7.7%
Net LHFI	8,493,234	8,327,009	7,779,948	166,225	2.0%	713,286	9.2%
Acquired loans	261,517	283,757	272,247	(22,240)	-7.8%	(10,730)	-3.9%
Allowance for loan losses, acquired loans	(4,079)	(5,768)	(11,397)	1,689	29.3%	7,318	64.2%
Net acquired loans	257,438	277,989	260,850	(20,551)	-7.4%	(3,412)	-1.3%
Net LHFI and acquired loans	8,750,672	8,604,998	8,040,798	145,674	1.7%	709,874	8.8%
Premises and equipment, net	179,339	181,312	184,987	(1,973)	-1.1%	(5,648)	-3.1%
Mortgage servicing rights	84,269	81,477	80,239	2,792	3.4%	4,030	5.0%
Goodwill	379,627	379,627	366,156	—	0.0%	13,471	3.7%
Identifiable intangible assets	16,360	17,883	20,680	(1,523)	-8.5%	(4,320)	-20.9%
Other real estate	43,228	48,356	62,051	(5,128)	-10.6%	(18,823)	-30.3%
Other assets	532,442	542,135	577,964	(9,693)	-1.8%	(45,522)	-7.9%
Total assets	$13,797,953	$13,884,655	$13,352,333	$(86,702)	-0.6%	$445,620	3.3%

Deposits:
Noninterest-bearing	$2,978,074	$2,998,013	$2,973,238	$(19,939)	-0.7%	$4,836	0.2%
Interest-bearing	7,599,438	7,233,729	7,082,774	365,709	5.1%	516,664	7.3%
Total deposits	10,577,512	10,231,742	10,056,012	345,770	3.4%	521,500	5.2%
Fed funds purchased and repos	469,827	545,603	539,817	(75,776)	-13.9%	(69,990)	-13.0%
Short-term borrowings	971,049	1,322,159	769,778	(351,110)	-26.6%	201,271	26.1%
Long-term FHLB advances	946	962	251,049	(16)	-1.7%	(250,103)	-99.6%
Subordinated notes	—	—	—	—	n/m	—	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	145,062	139,798	153,613	5,264	3.8%	(8,551)	-5.6%
Total liabilities	12,226,252	12,302,120	11,832,125	(75,868)	-0.6%	394,127	3.3%
Common stock	14,115	14,114	14,091	1	0.0%	24	0.2%
Capital surplus	369,124	368,131	366,563	993	0.3%	2,561	0.7%
Retained earnings	1,228,187	1,228,115	1,185,352	72	0.0%	42,835	3.6%
Accum other comprehensive loss, net of tax	(39,725)	(27,825)	(45,798)	(11,900)	-42.8%	6,073	13.3%
Total shareholders' equity	1,571,701	1,582,535	1,520,208	(10,834)	-0.7%	51,493	3.4%
Total liabilities and equity	$13,797,953	$13,884,655	$13,352,333	$(86,702)	-0.6%	$445,620	3.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2017	9/30/2017	12/31/2016	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$95,816	$93,703	$81,346	$2,113	2.3%	$14,470	17.8%
Interest and fees on acquired loans	6,401	6,625	8,290	(224)	-3.4%	(1,889)	-22.8%
Interest on securities-taxable	18,327	19,291	18,775	(964)	-5.0%	(448)	-2.4%
Interest on securities-tax exempt-FTE	1,035	1,104	1,340	(69)	-6.3%	(305)	-22.8%
Interest on fed funds sold and rev repos	7	14	4	(7)	-50.0%	3	75.0%
Other interest income	473	355	335	118	33.2%	138	41.2%
Total interest income-FTE	122,059	121,092	110,090	967	0.8%	11,969	10.9%
Interest on deposits	7,284	6,381	3,380	903	14.2%	3,904	n/m
Interest on fed funds pch and repos	1,116	1,301	471	(185)	-14.2%	645	n/m
Other interest expense	4,555	4,520	2,662	35	0.8%	1,893	71.1%
Total interest expense	12,955	12,202	6,513	753	6.2%	6,442	98.9%
Net interest income-FTE	109,104	108,890	103,577	214	0.2%	5,527	5.3%
Provision for loan losses, LHFI	5,739	3,672	1,834	2,067	56.3%	3,905	n/m
Provision for loan losses, acquired loans	(1,573)	(1,653)	1,150	80	4.8%	(2,723)	n/m
Net interest income after provision-FTE	104,938	106,871	100,593	(1,933)	-1.8%	4,345	4.3%
Service charges on deposit accounts	11,193	11,223	11,444	(30)	-0.3%	(251)	-2.2%
Bank card and other fees	7,266	7,150	6,796	116	1.6%	470	6.9%
Mortgage banking, net	6,284	4,425	5,428	1,859	42.0%	856	15.8%
Insurance commissions	8,813	10,398	8,459	(1,585)	-15.2%	354	4.2%
Wealth management	7,723	7,530	7,505	193	2.6%	218	2.9%
Other, net	2,681	3,740	2,092	(1,059)	-28.3%	589	28.2%
Nonint inc-excl sec gains (losses), net	43,960	44,466	41,724	(506)	-1.1%	2,236	5.4%
Security gains (losses), net	—	14	—	(14)	-100.0%	—	n/m
Total noninterest income	43,960	44,480	41,724	(520)	-1.2%	2,236	5.4%
Salaries and employee benefits	59,788	58,837	58,168	951	1.6%	1,620	2.8%
Defined benefit plan termination	—	—	—	—	n/m	—	n/m
Services and fees	15,419	15,133	14,751	286	1.9%	668	4.5%
Net occupancy-premises	6,617	6,702	6,426	(85)	-1.3%	191	3.0%
Equipment expense	5,996	6,297	6,172	(301)	-4.8%	(176)	-2.9%
Other real estate expense	666	864	525	(198)	-22.9%	141	26.9%
FDIC assessment expense	2,868	2,816	2,562	52	1.8%	306	11.9%
Other expense	11,597	12,437	11,663	(840)	-6.8%	(66)	-0.6%
Total noninterest expense	102,951	103,086	100,267	(135)	-0.1%	2,684	2.7%
Income before income taxes and tax eq adj	45,947	48,265	42,050	(2,318)	-4.8%	3,897	9.3%
Tax equivalent adjustment	5,060	4,978	4,725	82	1.6%	335	7.1%
Income before income taxes	40,887	43,287	37,325	(2,400)	-5.5%	3,562	9.5%
Income taxes	25,119	8,708	8,402	16,411	n/m	16,717	n/m
Net income	$15,768	$34,579	$28,923	$(18,811)	-54.4%	$(13,155)	-45.5%

Per share data
Earnings per share - basic	$0.23	$0.51	$0.43	$(0.28)	-54.9%	$(0.20)	-46.5%

Earnings per share - diluted	$0.23	$0.51	$0.43	$(0.28)	-54.9%	$(0.20)	-46.5%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,742,792	67,741,655	67,627,496

Diluted	67,938,986	67,916,418	67,817,770

Period end shares outstanding	67,746,094	67,742,135	67,628,618

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2017	9/30/2017	12/31/2016	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$3,083	$1,629	$665	$1,454	89.3%	$2,418	n/m
Florida	3,034	3,242	3,644	(208)	-6.4%	(610)	-16.7%
Mississippi (2)	49,129	59,483	37,771	(10,354)	-17.4%	11,358	30.1%
Tennessee (3)	4,436	4,589	6,213	(153)	-3.3%	(1,777)	-28.6%
Texas	7,893	346	941	7,547	n/m	6,952	n/m
Total nonaccrual loans	67,575	69,289	49,234	(1,714)	-2.5%	18,341	37.3%
Other real estate
Alabama	11,714	12,726	15,989	(1,012)	-8.0%	(4,275)	-26.7%
Florida	13,937	16,100	22,582	(2,163)	-13.4%	(8,645)	-38.3%
Mississippi (2)	14,260	15,319	15,646	(1,059)	-6.9%	(1,386)	-8.9%
Tennessee (3)	2,535	2,671	6,183	(136)	-5.1%	(3,648)	-59.0%
Texas	782	1,540	1,651	(758)	-49.2%	(869)	-52.6%
Total other real estate	43,228	48,356	62,051	(5,128)	-10.6%	(18,823)	-30.3%
Total nonperforming assets	$110,803	$117,645	$111,285	$(6,842)	-5.8%	$(482)	-0.4%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,171	$2,244	$1,832	$(73)	-3.3%	$339	18.5%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$35,544	$32,332	$28,345	$3,212	9.9%	$7,199	25.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	12/31/2017	9/30/2017	12/31/2016	$ Change	% Change	$ Change	% Change
Beginning Balance	$80,332	$76,184	$70,871	$4,148	5.4%	$9,461	13.3%
Provision for loan losses	5,739	3,672	1,834	2,067	56.3%	3,905	n/m
Charge-offs	(12,075)	(2,752)	(4,037)	(9,323)	n/m	(8,038)	n/m
Recoveries	2,737	3,228	2,597	(491)	-15.2%	140	5.4%
Net (charge-offs) recoveries	(9,338)	476	(1,440)	(9,814)	n/m	(7,898)	n/m
Ending Balance	$76,733	$80,332	$71,265	$(3,599)	-4.5%	$5,468	7.7%

PROVISION FOR LOAN LOSSES (1)
Alabama	$559	$1,218	$763	$(659)	-54.1%	$(204)	-26.7%
Florida	(1,235)	(744)	(655)	(491)	-66.0%	(580)	-88.5%
Mississippi (2)	2,779	1,860	1,873	919	49.4%	906	48.4%
Tennessee (3)	(439)	(72)	(118)	(367)	n/m	(321)	n/m
Texas	4,075	1,410	(29)	2,665	n/m	4,104	n/m
Total provision for loan losses	$5,739	$3,672	$1,834	$2,067	56.3%	$3,905	n/m

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$196	$314	$368	$(118)	-37.6%	$(172)	-46.7%
Florida	(946)	(796)	(502)	(150)	-18.8%	(444)	-88.4%
Mississippi (2)	5,574	(11)	1,591	5,585	n/m	3,983	n/m
Tennessee (3)	79	85	(8)	(6)	-7.1%	87	n/m
Texas	4,435	(68)	(9)	4,503	n/m	4,444	n/m
Total net charge-offs (recoveries)	$9,338	$(476)	$1,440	$9,814	n/m	$7,898	n/m

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Securities AFS-taxable	$2,247,247	$2,349,736	$2,334,600	$2,252,162	$2,271,503	$2,296,070	$2,236,663
Securities AFS-nontaxable	61,691	67,994	75,640	88,522	91,495	73,373	97,942
Securities HTM-taxable	1,045,723	1,086,773	1,108,158	1,124,692	1,101,382	1,091,108	1,120,267
Securities HTM-nontaxable	32,781	32,829	32,878	33,009	33,675	32,874	34,616
Total securities	3,387,442	3,537,332	3,551,276	3,498,385	3,498,055	3,493,425	3,489,488
Loans (including loans held for sale)	8,686,916	8,532,523	8,348,758	8,074,449	7,855,444	8,412,673	7,592,223
Acquired loans	273,918	299,221	315,558	250,482	282,197	284,898	331,736
Fed funds sold and rev repos	1,724	3,582	3,184	397	1,418	2,229	1,105
Other earning assets	80,218	84,320	77,770	79,515	80,608	80,468	70,029
Total earning assets	12,430,218	12,456,978	12,296,546	11,903,228	11,717,722	12,273,693	11,484,581
Allowance for loan losses	(86,704)	(85,363)	(83,328)	(83,394)	(82,604)	(84,708)	(82,414)
Cash and due from banks	315,586	312,409	307,966	310,542	314,420	311,642	291,868
Other assets	1,192,464	1,202,766	1,229,981	1,235,469	1,238,029	1,215,019	1,243,985
Total assets	$13,851,564	$13,886,790	$13,751,165	$13,365,845	$13,187,567	$13,715,646	$12,938,020

Interest-bearing demand deposits	$2,244,625	$2,192,064	$2,035,491	$1,981,982	$1,920,273	$2,114,475	$1,866,225
Savings deposits	3,291,407	3,284,323	3,337,374	3,319,572	3,049,733	3,308,027	3,140,060
Time deposits	1,756,576	1,736,683	1,777,529	1,650,251	1,638,853	1,730,569	1,665,516
Total interest-bearing deposits	7,292,608	7,213,070	7,150,394	6,951,805	6,608,859	7,153,071	6,671,801
Fed funds purchased and repos	475,850	547,863	525,523	498,963	494,193	512,085	495,197
Short-term borrowings	1,276,543	1,335,476	1,047,107	887,848	435,576	1,138,353	370,008
Long-term FHLB advances	954	970	141,097	251,033	685,844	97,561	634,300
Subordinated notes	—	—	—	—	40,757	—	47,662
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	9,107,811	9,159,235	8,925,977	8,651,505	8,327,085	8,962,926	8,280,824
Noninterest-bearing deposits	2,994,292	3,003,763	3,110,125	3,008,176	3,160,959	3,028,982	2,996,886
Other liabilities	169,828	145,925	162,823	173,066	166,379	162,854	142,355
Total liabilities	12,271,931	12,308,923	12,198,925	11,832,747	11,654,423	12,154,762	11,420,065
Shareholders' equity	1,579,633	1,577,867	1,552,240	1,533,098	1,533,144	1,560,884	1,517,955
Total liabilities and equity	$13,851,564	$13,886,790	$13,751,165	$13,365,845	$13,187,567	$13,715,646	$12,938,020

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Cash and due from banks	$335,768	$350,123	$318,329	$379,590	$327,706
Fed funds sold and rev repos	615	3,215	6,900	500	500
Securities available for sale	2,238,635	2,369,089	2,447,688	2,365,554	2,356,682
Securities held to maturity	1,056,486	1,102,283	1,139,754	1,156,067	1,158,643
Loans held for sale (LHFS)	180,512	204,157	203,652	174,090	175,927
Loans held for investment (LHFI)	8,569,967	8,407,341	8,296,045	8,004,657	7,851,213
Allowance for loan losses	(76,733)	(80,332)	(76,184)	(72,445)	(71,265)
Net LHFI	8,493,234	8,327,009	8,219,861	7,932,212	7,779,948
Acquired loans	261,517	283,757	314,910	218,242	272,247
Allowance for loan losses, acquired loans	(4,079)	(5,768)	(7,423)	(10,006)	(11,397)
Net acquired loans	257,438	277,989	307,487	208,236	260,850
Net LHFI and acquired loans	8,750,672	8,604,998	8,527,348	8,140,448	8,040,798
Premises and equipment, net	179,339	181,312	182,315	183,311	184,987
Mortgage servicing rights	84,269	81,477	82,628	82,758	80,239
Goodwill	379,627	379,627	379,627	366,156	366,156
Identifiable intangible assets	16,360	17,883	19,422	19,117	20,680
Other real estate	43,228	48,356	49,958	55,968	62,051
Other assets	532,442	542,135	551,517	566,802	577,964
Total assets	$13,797,953	$13,884,655	$13,909,138	$13,490,361	$13,352,333

Deposits:
Noninterest-bearing	$2,978,074	$2,998,013	$3,092,915	$3,209,727	$2,973,238
Interest-bearing	7,599,438	7,233,729	7,330,476	6,894,745	7,082,774
Total deposits	10,577,512	10,231,742	10,423,391	10,104,472	10,056,012
Fed funds purchased and repos	469,827	545,603	508,068	524,335	539,817
Short-term borrowings	971,049	1,322,159	1,222,592	864,690	769,778
Long-term FHLB advances	946	962	978	250,994	251,049
Subordinated notes	—	—	—	—	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	145,062	139,798	130,335	146,053	153,613
Total liabilities	12,226,252	12,302,120	12,347,220	11,952,400	11,832,125
Common stock	14,115	14,114	14,114	14,112	14,091
Capital surplus	369,124	368,131	367,075	365,951	366,563
Retained earnings	1,228,187	1,228,115	1,209,238	1,200,903	1,185,352
Accum other comprehensive loss, net of tax	(39,725)	(27,825)	(28,509)	(43,005)	(45,798)
Total shareholders' equity	1,571,701	1,582,535	1,561,918	1,537,961	1,520,208
Total liabilities and equity	$13,797,953	$13,884,655	$13,909,138	$13,490,361	$13,352,333

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Interest and fees on LHFS & LHFI-FTE	$95,816	$93,703	$89,486	$83,790	$81,346	$362,795	$316,007
Interest and fees on acquired loans	6,401	6,625	6,263	5,189	8,290	24,478	30,144
Interest on securities-taxable	18,327	19,291	19,377	19,197	18,775	76,192	77,614
Interest on securities-tax exempt-FTE	1,035	1,104	1,178	1,300	1,340	4,617	5,654
Interest on fed funds sold and rev repos	7	14	11	1	4	33	14
Other interest income	473	355	371	267	335	1,466	988
Total interest income-FTE	122,059	121,092	116,686	109,744	110,090	469,581	430,421
Interest on deposits	7,284	6,381	5,107	3,945	3,380	22,717	12,748
Interest on fed funds pch and repos	1,116	1,301	1,037	698	471	4,152	1,717
Other interest expense	4,555	4,520	3,628	2,673	2,662	15,376	10,082
Total interest expense	12,955	12,202	9,772	7,316	6,513	42,245	24,547
Net interest income-FTE	109,104	108,890	106,914	102,428	103,577	427,336	405,874
Provision for loan losses, LHFI	5,739	3,672	2,921	2,762	1,834	15,094	10,957
Provision for loan losses, acquired loans	(1,573)	(1,653)	(2,564)	(1,605)	1,150	(7,395)	3,757
Net interest income after provision-FTE	104,938	106,871	106,557	101,271	100,593	419,637	391,160
Service charges on deposit accounts	11,193	11,223	10,755	10,832	11,444	44,003	45,253
Bank card and other fees	7,266	7,150	7,370	6,500	6,796	28,286	27,906
Mortgage banking, net	6,284	4,425	9,008	10,185	5,428	29,902	28,212
Insurance commissions	8,813	10,398	9,745	9,212	8,459	38,168	36,764
Wealth management	7,723	7,530	7,674	7,413	7,505	30,340	30,492
Other, net	2,681	3,740	5,637	1,891	2,092	13,949	5,626
Nonint inc-excl sec gains (losses), net	43,960	44,466	50,189	46,033	41,724	184,648	174,253
Security gains (losses), net	—	14	1	—	—	15	(310)
Total noninterest income	43,960	44,480	50,190	46,033	41,724	184,663	173,943
Salaries and employee benefits	59,788	58,837	59,060	57,302	58,168	234,987	239,637
Defined benefit plan termination	—	—	17,644	—	—	17,644	—
Services and fees	15,419	15,133	15,009	15,332	14,751	60,893	58,695
Net occupancy-premises	6,617	6,702	6,210	6,238	6,426	25,767	24,982
Equipment expense	5,996	6,297	6,162	5,998	6,172	24,453	24,225
Other real estate expense	666	864	383	1,759	525	3,672	586
FDIC assessment expense	2,868	2,816	2,686	2,640	2,562	11,010	11,243
Other expense	11,597	12,437	14,921	12,788	11,663	51,743	47,930
Total noninterest expense	102,951	103,086	122,075	102,057	100,267	430,169	407,298
Income before income taxes and tax eq adj	45,947	48,265	34,672	45,247	42,050	174,131	157,805
Tax equivalent adjustment	5,060	4,978	4,910	4,838	4,725	19,786	18,341
Income before income taxes	40,887	43,287	29,762	40,409	37,325	154,345	139,464
Income taxes	25,119	8,708	5,727	9,161	8,402	48,715	31,053
Net income	$15,768	$34,579	$24,035	$31,248	$28,923	$105,630	$108,411

Per share data
Earnings per share - basic	$0.23	$0.51	$0.35	$0.46	$0.43	$1.56	$1.60

Earnings per share - diluted	$0.23	$0.51	$0.35	$0.46	$0.43	$1.56	$1.60

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	67,742,792	67,741,655	67,736,298	67,687,365	67,627,496	67,727,219	67,620,485

Diluted	67,938,986	67,916,418	67,892,532	67,845,785	67,817,770	67,886,805	67,784,464

Period end shares outstanding	67,746,094	67,742,135	67,740,901	67,729,434	67,628,618	67,746,094	67,628,618

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Nonaccrual loans
Alabama	$3,083	$1,629	$1,723	$1,649	$665
Florida	3,034	3,242	3,174	3,559	3,644
Mississippi (2)	49,129	59,483	63,889	49,349	37,771
Tennessee (3)	4,436	4,589	4,975	5,185	6,213
Texas	7,893	346	383	1,565	941
Total nonaccrual loans	67,575	69,289	74,144	61,307	49,234
Other real estate
Alabama	11,714	12,726	13,301	13,953	15,989
Florida	13,937	16,100	17,377	21,577	22,582
Mississippi (2)	14,260	15,319	14,377	14,974	15,646
Tennessee (3)	2,535	2,671	3,363	4,706	6,183
Texas	782	1,540	1,540	758	1,651
Total other real estate	43,228	48,356	49,958	55,968	62,051
Total nonperforming assets	$110,803	$117,645	$124,102	$117,275	$111,285

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,171	$2,244	$1,216	$1,307	$1,832

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$35,544	$32,332	$29,906	$31,147	$28,345

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES (1)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Beginning Balance	$80,332	$76,184	$72,445	$71,265	$70,871	$71,265	$67,619
Provision for loan losses	5,739	3,672	2,921	2,762	1,834	15,094	10,957
Charge-offs	(12,075)	(2,752)	(2,118)	(4,202)	(4,037)	(21,147)	(18,930)
Recoveries	2,737	3,228	2,936	2,620	2,597	11,521	11,619
Net (charge-offs) recoveries	(9,338)	476	818	(1,582)	(1,440)	(9,626)	(7,311)
Ending Balance	$76,733	$80,332	$76,184	$72,445	$71,265	$76,733	$71,265

PROVISION FOR LOAN LOSSES (1)
Alabama	$559	$1,218	$866	$1,189	$763	$3,832	$2,624
Florida	(1,235)	(744)	(975)	3	(655)	(2,951)	(1,806)
Mississippi (2)	2,779	1,860	2,268	1,826	1,873	8,733	3,591
Tennessee (3)	(439)	(72)	322	208	(118)	19	897
Texas	4,075	1,410	440	(464)	(29)	5,461	5,651
Total provision for loan losses	$5,739	$3,672	$2,921	$2,762	$1,834	$15,094	$10,957

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$196	$314	$(29)	$66	$368	$547	$905
Florida	(946)	(796)	(973)	(155)	(502)	(2,870)	(1,940)
Mississippi (2)	5,574	(11)	33	1,759	1,591	7,355	3,764
Tennessee (3)	79	85	146	83	(8)	393	326
Texas	4,435	(68)	5	(171)	(9)	4,201	4,256
Total net charge-offs (recoveries)	$9,338	$(476)	$(818)	$1,582	$1,440	$9,626	$7,311

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Return on equity	3.96%	8.69%	6.21%	8.27%	7.51%	6.77%	7.14%
Return on average tangible equity	5.60%	11.95%	8.68%	11.39%	10.41%	9.39%	9.99%
Return on assets	0.45%	0.99%	0.70%	0.95%	0.87%	0.77%	0.84%
Interest margin - Yield - FTE	3.90%	3.86%	3.81%	3.74%	3.74%	3.83%	3.75%
Interest margin - Cost	0.41%	0.39%	0.32%	0.25%	0.22%	0.34%	0.21%
Net interest margin - FTE	3.48%	3.47%	3.49%	3.49%	3.52%	3.48%	3.53%
Efficiency ratio (1)	65.21%	65.14%	64.50%	66.67%	66.08%	65.37%	65.98%
Full-time equivalent employees	2,893	2,878	2,858	2,799	2,788

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.43%	-0.02%	-0.04%	0.08%	0.07%	0.11%	0.10%
Provision for loan losses/average loans	0.26%	0.17%	0.14%	0.14%	0.09%	0.18%	0.14%
Nonperforming loans/total loans (incl LHFS)	0.77%	0.80%	0.87%	0.75%	0.61%
Nonperforming assets/total loans (incl LHFS)	1.27%	1.37%	1.46%	1.43%	1.39%
Nonperforming assets/total loans (incl LHFS) +ORE	1.26%	1.36%	1.45%	1.42%	1.38%
ALL/total loans (excl LHFS)	0.90%	0.96%	0.92%	0.91%	0.91%
ALL-commercial/total commercial loans	0.95%	1.02%	0.99%	0.97%	0.97%
ALL-consumer/total consumer and home mortgage loans	0.68%	0.73%	0.67%	0.67%	0.68%
ALL/nonperforming loans	113.55%	115.94%	102.75%	118.17%	144.75%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	320.84%	301.50%	277.42%	263.73%	267.40%

CAPITAL RATIOS
Total equity/total assets	11.39%	11.40%	11.23%	11.40%	11.39%
Tangible equity/tangible assets	8.77%	8.79%	8.61%	8.80%	8.74%
Tangible equity/risk-weighted assets	11.13%	11.29%	11.19%	11.49%	11.39%
Tier 1 leverage ratio (3)	9.67%	9.61%	9.56%	9.86%	9.90%
Common equity tier 1 capital ratio (3)	11.77%	11.80%	11.73%	12.19%	12.16%
Tier 1 risk-based capital ratio (3)	12.33%	12.37%	12.30%	12.79%	12.76%
Total risk-based capital ratio (3)	13.10%	13.19%	13.11%	13.61%	13.59%

STOCK PERFORMANCE
Market value-Close	$31.86	$33.12	$32.16	$31.79	$35.65
Book value	$23.20	$23.36	$23.06	$22.71	$22.48
Tangible book value	$17.35	$17.49	$17.17	$17.02	$16.76

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and significant non-routine income and expense items as disclosed in Note 9.
(2) - Excludes acquired loans.

(3) -The regulatory capital ratios for December 31, 2017 contain a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 1 – Business Combinations

On April 7, 2017, Trustmark Corporation completed its merger with RB Bancorporation (Reliance), the holding company for Reliance Bank, which had seven offices serving the Huntsville, Alabama metropolitan service area (MSA).  Reliance Bank was merged into Trustmark National Bank simultaneously with the merger of Trustmark and RB Bancorporation. Under the terms of the Merger Agreement dated November 14, 2016, Trustmark paid $22.00 in cash for each share of Reliance common stock outstanding, which represented total consideration for Reliance common shareholders of approximately $23.7 million.

The merger with Reliance was consistent with Trustmark’s strategic plan to selectively expand the Trustmark franchise and enhance the Trustmark franchise in north Alabama.

This merger was accounted for in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the merger date.  The fair values of the assets acquired and liabilities assumed are subject to adjustment if additional information relative to the closing date fair values becomes available through the measurement period, which is not to exceed one year from the merger date of April 7, 2017.

The statement of assets purchased and liabilities assumed in the Reliance merger is presented below at their estimated fair values as of the merger date of April 7, 2017 ($ in thousands):

Assets:
Cash and due from banks	$5,013
Federal funds sold and securities purchased under reverse repurchase agreements	6,900
Securities	54,843
Acquired loans	117,447
Premises and equipment, net	3,700
Identifiable intangible assets	1,850
Other real estate	475
Other assets	6,037
Total assets	196,265

Liabilities:
Deposits	166,158
Other borrowings	17,469
Other liabilities	1,322
Total liabilities	184,949

Net identifiable assets acquired at fair value	11,316
Goodwill	13,472
Net assets acquired at fair value	$24,788

The excess of the consideration paid over the estimated fair value of the net assets acquired was $13.5 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the merger date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately ten years.

Loans acquired from Reliance were evaluated under a fair value process.  Loans with evidence of deterioration in credit quality and for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments are referred to as acquired impaired loans and accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of Reliance are included in Trustmark’s operating results from April 7, 2017 and did not have a material impact on Trustmark’s results of operations.  During the second quarter of 2017, Trustmark included non-routine merger transaction expenses in other noninterest expense totaling $3.2 million (change in control expense of $1.3 million; professional fees, contract termination and other expenses of $1.9 million).

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$45,018	$49,723	$51,277	$53,247	$55,763
Issued by U.S. Government sponsored agencies	267	271	272	274	276
Obligations of states and political subdivisions	79,229	89,144	96,514	109,895	115,373
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	65,746	60,902	58,422	42,667	42,786
Issued by FNMA and FHLMC	814,450	860,131	860,571	733,214	631,084
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,016,790	1,087,169	1,157,241	1,202,719	1,267,951
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	217,135	221,749	223,391	223,538	243,449
Total securities available for sale	$2,238,635	$2,369,089	$2,447,688	$2,365,554	$2,356,682

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,692	$3,680	$3,669	$3,658	$3,647
Obligations of states and political subdivisions	46,039	46,069	46,098	46,273	46,303
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,539	14,191	14,399	14,977	15,478
Issued by FNMA and FHLMC	133,975	139,172	144,282	118,733	81,299
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	678,926	708,715	740,042	771,296	803,474
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	180,315	190,456	191,264	201,130	208,442
Total securities held to maturity	$1,056,486	$1,102,283	$1,139,754	$1,156,067	$1,158,643

At December 31, 2017, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $19.5 million ($12.0 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 96% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Loans secured by real estate:
Construction, land development and other land loans	$987,624	$950,144	$922,029	$859,927	$831,437
Secured by 1-4 family residential properties	1,675,311	1,648,733	1,655,968	1,656,837	1,660,043
Secured by nonfarm, nonresidential properties	2,193,823	2,172,885	2,109,367	2,064,352	2,034,176
Other real estate secured	517,956	482,163	432,208	399,636	318,148
Commercial and industrial loans	1,570,345	1,568,588	1,635,000	1,540,783	1,528,434
Consumer loans	171,918	173,061	170,858	166,314	170,562
State and other political subdivision loans	952,483	936,614	936,860	910,493	917,515
Other loans	500,507	475,153	433,755	406,315	390,898
LHFI	8,569,967	8,407,341	8,296,045	8,004,657	7,851,213
Allowance for loan losses	(76,733)	(80,332)	(76,184)	(72,445)	(71,265)
Net LHFI	$8,493,234	$8,327,009	$8,219,861	$7,932,212	$7,779,948

During the third quarter of 2017, Trustmark increased its allowance for loan losses by $1.1 million due to the potential loss exposure caused by Hurricane Harvey.

ACQUIRED LOANS BY TYPE (1)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Loans secured by real estate:
Construction, land development and other land loans	$23,586	$29,384	$35,054	$17,651	$20,850
Secured by 1-4 family residential properties	61,751	65,746	74,313	54,721	69,540
Secured by nonfarm, nonresidential properties	114,694	122,200	132,663	92,075	103,820
Other real estate secured	16,746	18,431	19,553	16,275	19,010
Commercial and industrial loans	31,506	34,124	34,375	20,691	36,896
Consumer loans	2,600	2,749	2,833	2,664	3,365
Other loans	10,634	11,123	16,119	14,165	18,766
Acquired loans	261,517	283,757	314,910	218,242	272,247
Allowance for loan losses, acquired loans	(4,079)	(5,768)	(7,423)	(10,006)	(11,397)
Net acquired loans	$257,438	$277,989	$307,487	$208,236	$260,850

(1) Trustmark revised the presentation of acquired loans by eliminating the segmentation of acquired noncovered loans and acquired covered loans due to the significantly reduced size of the acquired covered loan portfolio.

During the first quarter of 2017, Trustmark transferred the remaining balance of the acquired loans not accounted for under FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality” to LHFI due to the discount on these loans being fully amortized.  The balance of these transferred loans totaled $36.7 million.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	December 31, 2017
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$987,624	$373,107	$47,592	$274,415	$21,741	$270,769
Secured by 1-4 family residential properties	1,675,311	105,281	47,500	1,411,503	93,625	17,402
Secured by nonfarm, nonresidential properties	2,193,823	368,337	213,404	947,708	151,526	512,848
Other real estate secured	517,956	84,973	2,801	231,750	46,414	152,018
Commercial and industrial loans	1,570,345	206,677	20,897	800,297	331,536	210,938
Consumer loans	171,918	22,274	4,231	125,980	17,229	2,204
State and other political subdivision loans	952,483	83,300	28,185	626,119	28,410	186,469
Other loans	500,507	55,740	17,431	324,295	50,272	52,769
Loans	$8,569,967	$1,299,689	$382,041	$4,742,067	$740,753	$1,405,417

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$57,616	$13,100	$14,795	$23,193	$2,249	$4,279
Development	47,050	5,382	4,711	21,484	255	15,218
Unimproved land	95,856	12,336	14,682	35,395	14,860	18,583
1-4 family construction	188,561	61,709	10,352	80,511	2,406	33,583
Other construction	598,541	280,580	3,052	113,832	1,971	199,106
Construction, land development and other land loans	$987,624	$373,107	$47,592	$274,415	$21,741	$270,769

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$308,452	$89,530	$44,797	$101,584	$16,900	$55,641
Office	213,049	36,678	20,741	72,605	5,909	77,116
Nursing homes/senior living	191,845	18,507	—	166,932	6,406	—
Hotel/motel	263,768	54,658	60,968	58,575	35,014	54,553
Mini-storage	126,117	14,539	6,403	43,632	560	60,983
Industrial	93,481	11,467	9,613	19,903	4,553	47,945
Health care	32,442	11,303	782	19,138	—	1,219
Convenience stores	25,101	1,353	—	13,207	865	9,676
Other	87,729	10,773	14,823	14,772	7,750	39,611
Total income producing loans	1,341,984	248,808	158,127	510,348	77,957	346,744

Owner-occupied:
Office	145,072	24,329	19,805	74,663	6,136	20,139
Churches	92,059	17,082	658	46,753	19,883	7,683
Industrial warehouses	138,536	8,932	3,557	56,904	13,785	55,358
Health care	113,702	23,372	4,019	67,488	4,373	14,450
Convenience stores	104,740	10,200	12,623	54,222	1,298	26,397
Retail	43,132	5,877	6,756	22,040	1,830	6,629
Restaurants	33,908	2,848	702	26,484	1,922	1,952
Auto dealerships	31,486	8,949	34	12,828	9,675	—
Other	149,204	17,940	7,123	75,978	14,667	33,496
Total owner-occupied loans	851,839	119,529	55,277	437,360	73,569	166,104
Loans secured by nonfarm, nonresidential properties	$2,193,823	$368,337	$213,404	$947,708	$151,526	$512,848

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Securities – taxable	2.21%	2.23%	2.26%	2.31%	2.21%	2.25%	2.31%
Securities – nontaxable	4.35%	4.34%	4.35%	4.34%	4.26%	4.35%	4.27%
Securities – total	2.27%	2.29%	2.32%	2.38%	2.29%	2.31%	2.39%
Loans - LHFI & LHFS	4.38%	4.36%	4.30%	4.21%	4.12%	4.31%	4.16%
Acquired loans	9.27%	8.78%	7.96%	8.40%	11.69%	8.59%	9.09%
Loans - total	4.53%	4.51%	4.43%	4.33%	4.38%	4.45%	4.37%
FF sold & rev repo	1.61%	1.55%	1.39%	1.02%	1.12%	1.48%	1.27%
Other earning assets	2.34%	1.67%	1.91%	1.36%	1.65%	1.82%	1.41%
Total earning assets	3.90%	3.86%	3.81%	3.74%	3.74%	3.83%	3.75%

Interest-bearing deposits	0.40%	0.35%	0.29%	0.23%	0.20%	0.32%	0.19%
FF pch & repo	0.93%	0.94%	0.79%	0.57%	0.38%	0.81%	0.35%
Other borrowings	1.35%	1.28%	1.16%	0.90%	0.87%	1.18%	0.91%
Total interest-bearing liabilities	0.56%	0.53%	0.44%	0.34%	0.31%	0.47%	0.30%

Net interest margin	3.48%	3.47%	3.49%	3.49%	3.52%	3.48%	3.53%
Net interest margin excluding acquired loans	3.35%	3.34%	3.37%	3.38%	3.31%	3.36%	3.37%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the fourth quarter of 2017, the yield on acquired loans totaled 9.27% and included $1.1 million in recoveries from the settlement of debt, which represented approximately 1.63% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin for the fourth quarter of 2017 remained relatively flat compared to the third quarter of 2017, as increased yields on the loans held for investment and held for sale portfolio were offset by decreased yields on the securities portfolio and higher costs of interest-bearing deposits and other borrowings.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Mortgage servicing income, net	$5,471	$5,295	$5,439	$5,458	$5,218	$21,663	$20,724
Change in fair value-MSR from runoff	(2,605)	(2,892)	(2,896)	(2,387)	(2,739)	(10,780)	(10,106)
Gain on sales of loans, net	5,300	5,083	5,001	3,550	6,054	18,934	20,535
Other, net	(1,120)	(450)	629	772	(2,925)	(169)	(84)
Mortgage banking income before hedge ineffectiveness	7,046	7,036	8,173	7,393	5,608	29,648	31,069
Change in fair value-MSR from market changes	1,168	(2,393)	(1,291)	1,466	13,112	(1,050)	(406)
Change in fair value of derivatives	(1,930)	(218)	2,126	1,326	(13,292)	1,304	(2,451)
Net (negative) positive hedge ineffectiveness	(762)	(2,611)	835	2,792	(180)	254	(2,857)
Mortgage banking, net	$6,284	$4,425	$9,008	$10,185	$5,428	$29,902	$28,212

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Early Retirement Program

During the second quarter of 2016, Trustmark announced a voluntary early retirement program (ERP) for associates age 60 and above with five or more years of service.  The cost of this program is reflected in a one-time, pre-tax charge of approximately $9.3 million (salaries and employee benefits expense of $9.1 million and other miscellaneous expense of $230 thousand), or $0.085 per basic share net of tax, in Trustmark’s second quarter 2016 earnings.  As a result of the ERP, during the third and fourth quarters of 2016, Trustmark incurred additional expense of $236 thousand and $268 thousand, respectively, which primarily resulted from additional settlements from pension lump sum elections.

Defined Benefit Pension Plan

Trustmark maintained a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participated.  The Plan provided for retirement benefits based on the length of credited service and final average compensation, as defined in the Plan, which vested upon three years of service.  Benefit accruals under the plan were frozen in 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan.  As previously reported, on July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.  In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark was required to fully fund the Plan on a termination basis and contributed the additional assets necessary to do so. The final distributions were made from current plan assets and a one-time pension settlement expense of $17.6 million was recognized when paid by Trustmark during the second quarter of 2017.  After the distribution of Plan assets during the second quarter of 2017, Trustmark estimates that the annual pension expense will be reduced by $3.0 million to $4.0 million.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Partnership amortization for tax credit purposes	$(2,478)	$(2,521)	$(2,287)	$(2,274)	$(2,479)	$(9,560)	$(9,916)
Increase in life insurance cash surrender value	1,816	1,813	1,782	1,714	1,751	7,125	6,891
Other miscellaneous income	3,343	4,448	6,142	2,451	2,820	16,384	8,651
Total other, net	$2,681	$3,740	$5,637	$1,891	$2,092	$13,949	$5,626

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Trustmark received nontaxable proceeds of $1.7 million and $2.7 million related to bank-owned life insurance during the fourth and third quarters of 2017, respectively, and $4.9 million related to life insurance acquired as part of a previous acquisition during the second quarter of 2017, which were recorded in other miscellaneous income in the table above.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Loan expense	$2,276	$3,013	$2,827	$2,792	$2,823	$10,908	$12,226
Amortization of intangibles	1,522	1,539	1,544	1,564	1,686	6,169	6,866
Other miscellaneous expense	7,799	7,885	10,550	8,432	7,154	34,666	28,838
Total other expense	$11,597	$12,437	$14,921	$12,788	$11,663	$51,743	$47,930

As previously discussed in Note 1 – Business Combinations, non-routine Reliance merger transaction expenses totaled $3.2 million and were included in other miscellaneous expense during the second quarter of 2017.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 8 – Income Taxes

The income tax provision consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Current	$3,850	$8,108	$5,427	$5,261	$3,302	$22,646	$13,053
Deferred	4,300	600	300	3,900	5,100	9,100	18,000
Elimination of deferred tax valuation allowance	(8,650)	—	—	—	—	(8,650)	—
Income tax provision before re-measurement	(500)	8,708	5,727	9,161	8,402	23,096	31,053
Re-measurement of net deferred tax assets	25,619	—	—	—	—	25,619	—
Income tax provision	$25,119	$8,708	$5,727	$9,161	$8,402	$48,715	$31,053

During 2013, a deferred tax valuation allowance was created as a result of Trustmark’s merger with BancTrust Financial Group, Inc. and was established to reduce deferred tax assets to the amount that was more likely than not to be realized in future years.  Trustmark has continually evaluated this allowance since inception and, based on the weight of the available evidence, has determined that the deferred tax assets will not be subject to the limitations on the deductibility of built-in losses (Internal Revenue Service Code, Section 382) in future years.  Therefore, during the fourth quarter of 2017, the valuation allowance was eliminated creating a decrease in deferred income tax expense of $8.7 million.

Following the recent enactment of the Tax Cuts and Jobs Act of 2017 (Tax Reform Act) which resulted in the reduction of the corporate federal income tax rate, Trustmark re-measured its net deferred tax assets and recorded an increase in deferred income tax expense of $25.6 million during the fourth quarter of 2017.  In addition, Trustmark estimates its effective income tax rate to decrease from approximately 21% (excluding the elimination of the deferred tax valuation allowance and the re-measurement of net deferred tax assets) in 2017 to approximately 12% to 14% beginning in 2018, primarily as a result of the Tax Reform Act.  Trustmark’s effective tax rate continues to be less than the statutory rate primarily due to various tax-exempt income items and its utilization of income tax credit programs.

Note 9 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,579,633	$1,577,867	$1,552,240	$1,533,098	$1,533,144	$1,560,884	$1,517,955
Less: Goodwill		(379,627)	(379,627)	(378,191)	(366,156)	(366,156)	(375,947)	(366,156)
Identifiable intangible assets		(17,196)	(18,714)	(19,713)	(19,950)	(21,585)	(18,885)	(24,132)
Total average tangible equity		$1,182,810	$1,179,526	$1,154,336	$1,146,992	$1,145,403	$1,166,052	$1,127,667

PERIOD END BALANCES
Total shareholders' equity		$1,571,701	$1,582,535	$1,561,918	$1,537,961	$1,520,208
Less: Goodwill		(379,627)	(379,627)	(379,627)	(366,156)	(366,156)
Identifiable intangible assets		(16,360)	(17,883)	(19,422)	(19,117)	(20,680)
Total tangible equity	(a)	$1,175,714	$1,185,025	$1,162,869	$1,152,688	$1,133,372

TANGIBLE ASSETS
Total assets		$13,797,953	$13,884,655	$13,909,138	$13,490,361	$13,352,333
Less: Goodwill		(379,627)	(379,627)	(379,627)	(366,156)	(366,156)
Identifiable intangible assets		(16,360)	(17,883)	(19,422)	(19,117)	(20,680)
Total tangible assets	(b)	$13,401,966	$13,487,145	$13,510,089	$13,105,088	$12,965,497
Risk-weighted assets	(c)	$10,566,818	$10,498,582	$10,391,912	$10,031,410	$9,952,123

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$15,768	$34,579	$24,035	$31,248	$28,923	$105,630	$108,411
Plus: Intangible amortization net of tax		940	950	954	966	1,041	3,810	4,240
Net income adjusted for intangible amortization		$16,708	$35,529	$24,989	$32,214	$29,964	$109,440	$112,651
Period end common shares outstanding	(d)	67,746,094	67,742,135	67,740,901	67,729,434	67,628,618

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		5.60%	11.95%	8.68%	11.39%	10.41%	9.39%	9.99%
Tangible equity/tangible assets	(a)/(b)	8.77%	8.79%	8.61%	8.80%	8.74%
Tangible equity/risk-weighted assets	(a)/(c)	11.13%	11.29%	11.19%	11.49%	11.39%
Tangible book value	(a)/(d)*1,000	$17.35	$17.49	$17.17	$17.02	$16.76

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,571,701	$1,582,535	$1,561,918	$1,537,961	$1,520,208
AOCI-related adjustments (3)		48,248	27,825	28,509	43,005	45,798
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(366,461)	(359,841)	(360,198)	(347,085)	(347,442)
Other adjustments and deductions for CET1 (2)		(10,248)	(11,359)	(11,267)	(10,803)	(8,637)
CET1 capital	(e)	1,243,240	1,239,160	1,218,962	1,223,078	1,209,927
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(2)	(471)	(247)	(159)	(267)
Additional tier 1 capital		59,998	59,529	59,753	59,841	59,733
Tier 1 capital		$1,303,238	$1,298,689	$1,278,715	$1,282,919	$1,269,660

Common equity tier 1 capital ratio	(e)/(c)	11.77%	11.80%	11.73%	12.19%	12.16%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.
(3)

The December 31, 2017 amount contains a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2017
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance.  Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature.  This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items.  Readers are cautioned that these adjustments are not permitted under GAAP.  Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Year Ended
	12/31/2017		12/31/2016		12/31/2017		12/31/2016
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$15,768	$0.232	$28,923	$0.426	$105,630	$1.556	$108,411	$1.599

Significant non-routine transactions (net of taxes):

Re-measurement of net deferred taxes	25,619	0.377	—	—	25,619	0.377
Elimination of deferred tax valuation allowance	(8,650)	(0.127)	—	—	(8,650)	(0.127)
Defined benefit plan termination	—	—	—	—	10,895	0.160	—	—
Reliance merger transaction expenses	—	—	—	—	1,999	0.029	—	—
Gain on life insurance proceeds	—	—	—	—	(4,894)	(0.072)	—	—
Early retirement program expense	—	—	165	0.002	—	—	6,049	0.089
Pension expense due to de-risking strategy in Plan Assets Portfolio	—	—	410	0.006	—	—	820	0.012
Net Income adjusted for significant non- routine transactions (Non-GAAP)	$32,737	$0.482	$29,498	$0.434	$130,599	$1.923	$115,280	$1.700

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)

Return on equity	3.96%	8.22%	7.51%	7.65%	6.77%	8.37%	7.14%	7.59%
Return on average tangible equity	5.60%	11.30%	10.41%	10.61%	9.39%	11.53%	9.99%	10.60%
Return on assets	0.45%	0.94%	0.87%	0.89%	0.77%	0.95%	0.84%	0.89%